Exhibit 10.1

THIRD AMENDMENT TO TRANSACTION DOCUMENTS

This THIRD AMENDMENT TO TRANSACTION DOCUMENTS (this “Amendment”) is made as of the 19th day of April 2010, by and between URIGEN PHARMACEUTICALS, INC., a Delaware corporation with its principal place of business at 27 Maiden Lane, Suite 595, San Francisco, California 94108 (the “Borrower”), Urigen N.A., Inc., a Delaware corporation with its principal place of business at 27 Maiden Lane, Suite 595, San Francisco, CA 94108 (the “Guarantor”), and PLATINUM-MONTAUR LIFE SCIENCES, LLC, a Delaware limited liability company (the “Lender”).

WHEREAS, the Lender and the Borrower previously entered into a Note Purchase Agreement, dated as of January 9, 2009 (the “Purchase Agreement”), which provided for the issuance to the Lender of a Senior Secured Convertible Promissory Note as set forth therein (the “January 2009 Note”), and the parties have executed certain documents and instruments in connection therewith;

WHEREAS, the Lender issued to the Borrower a Senior Secured Convertible Promissory Note on or about April 28, 2009 (the “April 2009 Note”);

WHEREAS, in connection with the April 2009 Note, the Borrower and the Lender entered into an Amendment to Transaction Documents dated as of April 28, 2009;

WHEREAS, the Lender issued to the Borrower a Senior Secured Convertible Promissory Note on or about August 13, 2009 (the “August 2009 Note” and, together with the January 2009 Note and the April 2009 Note, the “Notes”);

WHEREAS, in connection with the August 2009 Note, the Borrower and the Lender entered into the Second Amendment to Transaction Documents dated as of August 13, 2009;

WHEREAS, the Guarantor guaranteed the obligations of the Borrower pursuant to the Guaranty, dated as of January 9, 2009, delivered to the Lender (the “Guaranty”);

WHEREAS, the Borrower’s obligations under the Existing Notes, and the Guarantor’s obligations under the Guaranty, are secured pursuant to the Security Agreement (the “Security Agreement”), dated as of January 9, 2009, among the parties hereto, and the Patent, Trademark and Copyright Security Agreement (the “IP Security Agreement”), dated January 9, 2009, among the parties hereto;

WHEREAS, the Borrower has requested that the Lender convert its Notes into a series of Convertible Preferred Stock of the Borrower (the “Series C Preferred Stock”); and

WHEREAS, the Lender has agreed to so convert the Notes upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for the covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

SECTION ONE
DEFINITIONS; REPRESENTATIONS

Section 1.1  Terms Defined.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to such terms in the Purchase Agreement.

Section 1.2  Representations and Warranties of Borrower. The Borrower and the Guarantor  represent and warrant to the Lender as follows:

(a)           Except as otherwise set forth herein or in the Schedules and Exhibits hereto, the representations and warranties of the Borrower and the Guarantor made in the Transaction Documents remain true, complete and accurate in all material respects, and the covenants of the Borrower and the Guarantor are hereby reaffirmed, as of the date hereof.

(b)           The Borrower and the Guarantor has each performed, in all material respects, all obligations to be performed by it to date under the Transaction Documents and no default or Event of Default exists thereunder or an event that with the passage of time or giving of notice or both, would constitute a default or an Event of Default.

(c)           Each of the Borrower and the Guarantor is a corporation duly organized, qualified, and existing in good standing under the laws of the State of Delaware and has full power and authority to consummate the transactions contemplated hereby.  The Borrower and the Guarantor are each duly qualified to do business in all states and other jurisdictions in which the character of the property owned by it or the nature of its activities causes such qualification to be necessary.

(d)           The execution, delivery and performance of this Amendment has been duly authorized by all necessary corporate actions of each of the Borrower and the Guarantor, are within the corporate power of Borrower and the Guarantor and are not in contravention of law, the Borrower’s or the Guarantor’s Articles of Incorporation, By-laws or the terms of any other documents, agreements or undertakings to which the Borrower or the Guarantor is a party or by which the Borrower or the Guarantor is bound.  No approval of any person, corporation, governmental body or other entity is a prerequisite to the execution, delivery and performance by the Borrower and the Guarantor of this Amendment to ensure the validity or enforceability hereof.

(e)           This Amendment will constitute the legally binding obligation of Borrower and the Guarantor, enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws now existing or hereafter enacted relating to or affecting the enforcement of creditors’ rights generally, and as enforceability may be subject to limitations based on general principles of equity (regardless of whether such enforceability is considered a proceeding in equity or at law).

SECTION TWO
ISSUANCE OF PREFERRED STOCK; AMENDMENTS

Section 2.1  Filing of Certificate of Designations.   The Borrower hereby represents that the Certificate of Designation of the Relative Rights and Preferences of the Series C Convertible Preferred Stock, in substantially the form attached hereto as Exhibit A (the “Certificate of Designation”), has been duly approved and executed by the Borrower and filed with, and accepted by, the Secretary of State of the State of Delaware.

Section 2.2   Warrant.  The Borrower hereby represents that a Common Stock Purchase Warrant (Warrant No. W-C-01), in substantially the form attached hereto as Exhibit B, has been duly executed and delivered to the Lender (the “Warrant”), which Warrant shall be exercisable upon the effectiveness of this Agreement.

Section 2.3 Conversion.   Upon the effectiveness of this Agreement, the Notes shall be deemed converted into an aggregate of Five Hundred Fifty Two Thousand Nine Hundred and Forty One (552,941) shares of Preferred Stock, and the Company shall, on the effectiveness of this Agreement, have delivered to the Lender a certificate representing the same.

Section 2.4 References in Purchase Agreement.   The parties hereto agree that:

(i)	the term “Conversion Shares” in the Purchase Agreement shall be deemed to mean shares of Common Stock issuable and/or issued upon conversion of the Notes or exercise of the Warrants;

(ii)	the term “Notes” shall be deemed to mean and refer to the Preferred Stock into which the Notes convert in accordance with this Agreement; and

(iii)
nothing herein shall be deemed to amend (except as set forth expressly in this Section 2.4), release or waive any covenant or other obligation of the Borrower under the Purchase Agreement, all of which shall remain in full force and effect in accordance with the terms thereof; provided, that, it is understood and agreed that (a) Section 3.18 shall be of no further force and effect upon the effectiveness of this Agreement and (b) the Security Agreement, the Ip Security Agreement and the Guarantee shall be terminated and of no further force and effect upon the effectiveness of this Agreement.

SECTION THREE
MISCELLANEOUS

Section 3.1  Transaction Documents.  The Borrower shall deliver this Amendment, the Warrant, the Preferred Stock and the Certificate of Designation to the Lender, and these documents shall be included in the term “Transaction Documents” in the Purchase Agreement.

Section 3.2  Future References.  All references to the Purchase Agreement and the other Transaction Documents shall hereinafter refer to such agreement as amended hereby.

Section 3.3  Continuing Effect.  The provisions of the Transaction Documents, as modified herein, shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.  The Lender does not in any way waive the Borrower’s or the Guarantor’s obligations to comply with any of the provisions, covenants and terms of the Purchase Agreement and the other Transaction Documents, nor does the Lender waive any other right the Lender may have at law or in equity.

Section 3.4  Expenses.  Borrower agrees, regardless of whether or not the transactions contemplated hereby shall be consummated, to pay all reasonable expenses incurred by the Lender incident to such transactions in the preparation of documentation relating thereto, including all fees and disbursements of the counsel to the Lender, for services to the Lender, which fees may be deducted from the purchase price of the New Note on closing hereunder.

Section 3.5  General.  Borrower and the Guarantor shall execute and deliver such additional documents and do such other acts as the Lender may reasonably require to implement the intent of this Amendment fully.  This Amendment may be executed in several counterparts by the Borrowers and the Lender, each of which shall be deemed an original but all of which together shall constitute one and the same Amendment.  This Amendment shall be governed by the laws of the State of New York, without regards to the conflict of law provisions thereof.

IN WITNESS WHEREOF, the undersigned have caused this Third Amendment to the Transaction Documents to be executed as of the date first above written.

BORROWER: URIGEN PHARMACEUTICALS, INC.

By:	/s/ William J. Garner
Name: William J. Garner, M.D. Title: Chief Executive Officer

GUARANTOR: URIGEN N.A., INC.

By:	/s/ William J. Garner
Name: William J. Garner, M.D. Title: Chief Executive Officer

LENDER: PLATINUM-MONTAUR LIFE SCIENCES, LLC

By:	/s/ Michael Goldberg
Name: Michael Goldberg Title: Portfolio Manager

EXHIBITS/ATTACHMENTS